Exhibit 10.7B

AMENDMENT TWO

ALABAMA NATIONAL BANCORPORATION

PLAN FOR THE DEFERRAL OF COMPENSATION

BY KEY EMPLOYEES

This Amendment Two to the Alabama National BanCorporation Plan for the Deferral of Compensation by Key Employees is hereby made as of this 30th day of December, 2005, by Alabama National BanCorporation.

WITNESSETH:

WHEREAS, the Board of Directors and the stockholders of Alabama National BanCorporation (the “Employer”) have previously adopted and approved the Alabama National BanCorporation Plan For the Deferral of Compensation by Key Employees (the “Plan”);

WHEREAS, pursuant to duly adopted resolutions, the Board of Directors of the Employer has elected to adopt an amendment (the “Amendment”) to the Plan in order to ensure that amounts deferred under the Plan and allocated as a share allotment are not required to be classified as a liability of the Employer pursuant to Financial Accounting Standards Board Statement 123 (revised 2004), Share-Based Payment (“FAS 123(R)”); and

WHEREAS, the Employer and the Participants now desire to amend the Plan in accordance Section 9(d) and in accordance with the foregoing.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to such terms in the Plan.

2. Effective January 1, 2006, Section 7(c) of the Plan is amended by deleting the existing language therein in its entirety and inserting in lieu thereof the following:

“(c) Distribution shall be in accordance with Sections 6(b), 6(c), 6(d) and 6(e) above, except that distribution of stock equivalents in the Account shall be made, as determined by the Continuing Directors, in either (i) shares of Common Stock in accordance with the provisions of Section 5(c)(iii), or (ii) in cash in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such distribution arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.”

3. All other terms, conditions, and provisions of the Plan not herein modified shall remain in full force and effect.

IN WITNESS WHEREOF, the Employer has caused this Amendment Two to the Alabama National BanCorporation Plan for the Deferral of Compensation by Key Employees to be executed by its duly authorized officer and to be consented to by each of the current Participants as of the date first written above.

ALABAMA NATIONAL BANCORPORATION
(Employer)

By:	/s/ John H. Holcomb III

Its:	Chairman of the Board